SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  --------------

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  June 18, 1999
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                        ANDREA ELECTRONICS CORPORATION
                       --------------------------------
               (Exact Name of Registrant as Specified in Charter)


      New York                     1-4324                 11-0482020
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(State or Other Jurisdiction     (Commission            (IRS Employer
 of Incorporation)               File Number)           Identification No.)

  45 Melville Park Road, Melville, New York                     11747
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   (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (516) 719-1800
                                                     --------------

                              Not Applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     On June 22, 1999, Andrea Electronics Corporation (the "Company") issued a press release that it had completed a private placement of 750 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and a warrant covering 75,000 shares of common stock, par value $0.50 per share (the "Common Stock"), of the Company to an institutional investor (the "Investor"), with proceeds to the Company of $7,500,000. A copy of this press release is attached as Exhibit 99.1 to this Report on Form 8-K.

     The shares of Series B Preferred Stock become convertible into Common Stock according to a vesting schedule, with 12.5% of the shares becoming convertible on October 17, 1999 and an additional 12.5% becoming convertible at the end of each succeeding 30-day period, subject to acceleration upon the occurrence of certain events. Each share of Series B Preferred Stock has a stated value of $10,000 plus an additional amount equal to 4% per annum, which sum is convertible into the Company's Common Stock at a conversion price equal to the lower of $8.775 and the average of the two lowest closing bid prices of the Common Stock during the 15 consecutive trading days immediately preceding any conversion date, subject to certain adjustments. The 4% per annum additional amount with respect to each share of Series B Preferred Stock may, at the option of the Company, be paid in cash at the time of conversion. The shares of Series B Preferred Stock pay no dividends, have no-voting rights and will convert automatically into Common Stock at the applicable conversion price then in effect on June 18, 2004, to the extent any shares remain outstanding. The warrant has an exercise price of $8.775 per share and expires on June 18, 2004.

     Subject to certain terms and conditions, until June 18, 2000, the Company may elect, in lieu of conversion, to redeem any or all shares of the Series B Preferred Stock submitted for conversion if the applicable conversion price for such shares is less than $4.725 per share. In addition, upon the occurrence of certain events, the holder of the Series B Preferred Stock may require the Company to redeem the Series B Preferred Stock. Due to this right of redemption of the holder, the Company will record the Series B Preferred Stock on its balance sheet as a mezzanine item between the Company's liabilities and shareholders' equity. Additionally, subject to certain conditions and limitations contained in the Securities Purchase Agreement, the Company has the right during the six month period beginning March 14, 2000 to sell to the Investor up to an additional $7.5 million of Series B Preferred Stock and a warrant for up to an additional 75,000 shares of Common Stock.

     The foregoing summary of the material terms of the Series B Preferred Stock is qualified by reference to the full text of the underlying documents, which consist of a Certificate of Amendment to the Certificate of Incorporation of the Company, a Securities Purchase Agreement and a Registration Rights Agreement, filed as Exhibits 3.1, 4.1 and 4.2, respectively, to this Report on Form 8-K. A Form of Warrant is also filed as
Exhibit 4.3 to this Report.

     The offer and sale of the Series B Preferred Stock was made pursuant to a private placement under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to use its best efforts to file a registration statement pursuant to the Securities Act as soon as possible to register the Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the related warrants.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits:

          Exhibit
          Number         Description
          -------        -----------

            3.1 Certificate of Amendment to the Certificate of Incorporation of the Registrant.

            4.1

                         Securities Purchase Agreement, dated June 11, 1999, by and between HFTP Investment L.L.C. and the Registrant.

            4.2 Registration Rights Agreement, dated June 11, 1999, by and between HFTP Investment L.L.C. and the Registrant.

            4.3 Form of Warrant by and between HFTP Investment L.L.C. and the Registrant.

           99.1          Press Release dated June 22, 1999.

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 22, 1999              ANDREA ELECTRONICS CORPORATION
                                --------------------------------
                                  (Registrant)


                                 /s/ Patrick D. Pilch
                                --------------------------------
                                  Patrick D. Pilch
                                  Executive Vice President,
                                    Chief Financial Officer

                                 EXHIBIT INDEX


          Exhibit
          Number          Description
          -------         -----------

            3.1 Certificate of Amendment to the Certificate of Incorporation of the Registrant.

            4.1 Securities Purchase Agreement, dated June 11, 1999, by and between HFTP Investment L.L.C. and the Registrant.

            4.2 Registration Rights Agreement, dated June 11, 1999, by and between HFTP Investment L.L.C. and the Registrant.

            4.3 Form of Warrant by and between HFTP Investment L.L.C. and the Registrant.

           99.1           Press Release dated June 22, 1999.